Exhibit 99.1

Contact:

John Jenson
Vice President, Corporate Controller
Universal Technical Institute, Inc.
(623) 445-0821

Universal Technical Institute Appoints David Blaszkiewicz to its Board of Directors

SCOTTSDALE, Ariz., Dec. 14, 2011— Universal Technical Institute, Inc. (NYSE: UTI), a provider of technical education training, today announced the appointment of David Blaszkiewicz, to its Board of Directors. Mr. Blaszkiewicz will serve on the compensation committee and with his addition the Board will have ten members.

Mr. Blaszkiewicz currently serves a dual role as President of Invest Detroit, and President and Chief Executive Officer of Downtown Detroit Partnership. He leads the organizations’ economic and revitalization efforts and works closely with the public, private and philanthropic sectors to develop partnerships and strategic plans to support community initiatives and job creation. Prior to his current positions, Mr. Blaszkiewicz served as President of the Detroit Investment Fund, which is now a part of Invest Detroit.  He has more than 20 years of leadership experience in the Detroit business community.

Mr. Blaszkiewicz is an alumnus of both Michigan State University, where he earned his Masters of Business Administration and Wayne State University, where he earned his Bachelor of Science in business.

“David is a wonderful addition to our Board of Directors,” said Kimberly McWaters, chief executive officer of UTI. “His deep ties within the Detroit business community and his expertise in managing the complexities of municipal growth and revitalization efforts provide a unique set of experiences and capabilities that will benefit UTI.”

“I am very pleased that David has agreed to join our Board,” said John C. White, chairman of the Company’s Board of Directors. “We are fortunate to add someone with David’s demonstrated success in providing the broad strategic thinking and executive management skills needed to bring long term business development projects to fruition. We look forward to his contributions.”

Safe Harbor Statement

All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the Company’s actual results include, among other things, changes to federal and state educational funding, changes to regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the Company and other risks that are described from time to time in the Company’s public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the Company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.

Headquartered in Scottsdale, Arizona, Universal Technical Institute, Inc. (NYSE: UTI) is the leading provider of post-secondary education for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. With more than 150,000 graduates in its 46-year history, UTI offers undergraduate degree, diploma and certificate programs at 11 campuses across the United States, as well as manufacturer-specific training programs at dedicated training centers. Through its campus-based school system, UTI provides specialized post-secondary education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). To learn more about UTI and its training services, log on to www.uti.edu.

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